March 11, 2015

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com

Bank of America Authorizes a $4 Billion Common Stock Repurchase Program

CHARLOTTE - Bank of America today announced that the company’s Board of Directors authorized a $4 billion common stock repurchase program.

The Federal Reserve Board (Fed) has informed the company that it completed its 2015 Comprehensive Capital Analysis and Review and it did not object to the company’s capital plan for the period from the second quarter of 2015 through the second quarter of 2016. This plan includes the $4 billion stock repurchase program and maintaining the common stock dividend at the current rate of $0.05 per share per quarter. The Fed also asked Bank of America to submit an additional capital plan by September 30, 2015 addressing certain weaknesses identified in the company’s capital planning process. If Bank of America does not make material progress in addressing these key weaknesses, the Fed may restrict the company’s capital distributions.

“Over the last few years we have simplified the company, sharpened our focus on serving customers and we are returning capital to our shareholders,” said Chief Executive Officer Brian Moynihan. “We believe that this year’s planned repurchase program is the best way to continue to drive value for our shareholders. We are committed to meeting the requirements in the time frame the Fed has established.”

The timing and exact amount of repurchases will be consistent with the company’s capital plan and will be subject to various factors, including the company’s capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time. The repurchases may be effected through open market purchases or privately negotiated transactions, including Rule 10b5-1 plans, over the five quarters beginning with the second quarter of 2015.

Forward-looking Statements

Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America's Annual Report on Form 10-K for the year ended December 31, 2014 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 48 million consumer and small business relationships with approximately 4,800 retail banking offices and approximately 15,800 ATMs and award-winning online banking with 31 million active users and approximately 17 million mobile users. Bank of America is among the world’s leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

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